UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

FIRST NATIONAL MASTER NOTE TRUST

(Exact name of Issuing Entity, as specified in its charter)

Commission File Number of Issuing Entity: 333-209738-01

Central Index Key of Issuing Entity: 0001396730

FIRST NATIONAL FUNDING LLC

(Exact name of Depositor/Registrant, as specified in its charter)

Commission File Number of Depositor/Registrant: 333-209738

Central Index Key of Depositor/Registrant: 0001171040

FIRST NATIONAL BANK OF OMAHA

(Exact name of Sponsor, as specified in its charter)

Central Index Key of Sponsor: 0000036644

Nebraska

(State of Incorporation Issuing Entity and Registrant)

02-0598125

(IRS Employer Identification No. of Registrant)

1620 Dodge Street Stop Code 3271, Omaha, Nebraska	68197
(Address of principal executive offices)	(Zip Code)

(402) 341-0500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2016, the documents listed below under “Item 9.01(d). Exhibits” were entered into by the parties identified under that Item for the purpose of, among other things, complying with the Securities and Exchange Commission’s revised Regulation AB.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

EXHIBIT NO.	DOCUMENT DESCRIPTION

4.1	Second Amended and Restated Master Indenture, dated as of September 23, 2016, between First National Master Note Trust and U.S. Bank National Association

4.3	Form of Indenture Supplement, including form of Notes

4.4	Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016, among First National Funding LLC, First National Bank of Omaha and First National Master Note Trust

4.5	Second Amended and Restated Trust Agreement of First National Master Note Trust, dated as of September 23, 2016, between First National Funding LLC and Wilmington Trust Company

4.6	Second Amended and Restated Administration Agreement, dated as of September 23, 2016, between First National Master Note Trust and First National Bank of Omaha

4.7	Second Amended and Restated Receivables Purchase Agreement, dated as of September 23, 2016, between First National Bank of Omaha and First National Funding LLC

4.8	Asset Representations Review Agreement among First National Bank of Omaha, First National Funding LLC, First National Master Note Trust and FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2016	FIRST NATIONAL FUNDING LLC, as Depositor

	By:	First National Funding Corporation,
Managing Member

	By	/s/ Karlyn M. Knieriem
Karlyn M. Knieriem, Senior Vice President